Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use in this Registration Statement (No. 333-166400) on Form S-1 of Aurora Diagnostics, Inc. of our report dated March 26, 2010, relating to our audits of the consolidated financial statements of Aurora Diagnostics Holdings, LLC, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the caption “Experts” in such Prospectus.
/s/ McGladrey & Pullen, LLP
Ft. Lauderdale, Florida
June 18, 2010